UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 5, 2014

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On August 8, 2014, Theodore Bunting Jr. and Trudy A. Rautio resigned from Imation Corp’s (“Imation”) Board of Directors. Mr. Bunting had been a director of Imation since November 2012 and served as a member of the Company’s Audit and Finance Committee and Compensation Committee. Ms. Rautio had been a director of Imation since July 2010 and served as a member and Chairman of the Audit and Finance Committee and a member of the Nominating and Governance Committee. Both Mr. Bunting and Ms. Rautio’s resignation from the Board of Directors was for personal reasons and was not the result of any disagreement with the Company on any matters relating to the Company’s operations or financial practices and policies.
(d)     On August 5, 2014, the Board of Directors of Imation elected Anthony Brausen as a Class III member of the Board of Directors, effective as of August 8, 2014 with a term expiring at the annual meeting of shareholders to be held in 2017. Mr. Brausen will serve on the Audit & Finance and Compensation Committees of the Board of Directors.
Mr. Brausen has been the Senior Vice President-Finance of The Mosaic Company (one of the world’s leading producers and marketers of crop nutrients) from December 2011 to the present. From April 2006 to December 2011 he was its Vice President-Finance and Chief Accounting Officer. Prior to that, Mr. Brausen served in a range of senior finance and accounting roles at Tennant Company (a global leader in manufacturing, marketing and servicing industrial, commercial and outdoor cleaning equipment) and International Multifoods Corporation (a global processor and distributor of food products for the foodservice and consumer sectors). Mr. Brausen is also a certified public accountant. Mr. Brausen brings to our Board his over 30 years of experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters for public companies as well as broad managerial expertise.
Mr. Brausen will be compensated for his service on the Board of Directors pursuant to the Company’s Director Compensation Program, as amended, a copy of which is filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2014 and incorporated herein by reference. Other than as described herein, there are no arrangements or understandings between Mr. Brausen and any other persons pursuant to which Mr. Brausen was selected as Directors of the Company. Mr. Brausen does not have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
A press release, dated August 8, 2014, announcing Mr. Bunting and Ms. Rautio’s resignations and Mr. Brausen’s election as a Director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits
99.1 Press release dated August 8, 2014 announcing Mr. Bunting and Ms. Rautio’s resignations and Mr. Brausen’s election as a Director to the Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)

Date:	August 8, 2014	By:	/s/ Scott J. Robinson
Scott J. Robinson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 8, 2014 announcing Mr. Bunting and Ms. Rautio’s resignations and Mr. Brausen’s election as a Director to the Board of Directors